UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 26, 2022

RICEBRAN TECHNOLOGIES
(Exact Name of registrant as specified in its charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25420 Kuykendahl Rd., Suite B300 Tomball, TX	77375
(Address of principal executive office)	(Zip Code)

(281) 675-2421
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	RIBT	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously disclosed by RiceBran Technologies (the “Company”) in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 1, 2019, the Company entered into an Agreement for Purchase and Sale (the “Factoring Agreement”) dated as of October 28, 2019, with Republic Business Credit, LLC (“Republic”) for a factoring facility under which Republic would lend the Company up to $7 million (the “Facility Limit”). The factoring facility provides for Republic to advance to the Company up to 90% of the sum of all undisputed receivables purchased by Republic with certain limitations (each, an “Advance”). The factoring facility is secured by all of the Company’s existing and later acquired personal property assets.

As previously disclosed by the Company in its Current Report on Form 8-K filed with the SEC on December 10, 2021, the Company entered into a Mortgage with Security Agreement and Fixture Filing (the “Mortgage”), in favor of Republic, pursuant to a Secured Promissory Note, dated as of December 6, 2021 (the “Secured Promissory Note”) made by the Company and its subsidiaries MGI Grain Incorporated and Golden Ridge Rice Mills, Inc., (collectively, the “Borrowers”), in favor of Republic. Under the terms of the Secured Promissory Note, Republic would lend to the Borrowers up to $2.5 million (the “New Term Loan”) under the Facility Limit. The New Term Loan accrues interest at the rate of seven percent (7.0%) plus the prime rate of interest announced from time to time by Wells Fargo Bank, N.A. or any successor thereof per annum (the “Interest Rate”). The principal amount of the New Term Loan must be repaid in 24 equal monthly installments ending in December 2023.

On September 26, 2022, pending appraisal of the Company’s rice mill in connection with the restructuring of the New Term Loan (the “Restructuring”), the Company and Republic agreed that Republic would Advance the Company $900,000, effective September 30, 2022 (the “Over-advance”). The Over-advance accrues interest at the Interest Rate plus an origination fee of 0.75%, or $6,750, for each forty-five (45) days the Over-advance is outstanding (the “New Interest”). The Advance will be repaid upon the earlier of the completion of the Restructuring or ninety (90) days from the effective date of the Over-advance.

The foregoing descriptions of the Factoring Agreement, Mortgage, and New Term Loan do not purport to be complete and are summaries only.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: October 11, 2022	By:	/s/ Todd T. Mitchell
	Name:	Todd T. Mitchell
	Title:	Chief Financial Officer
(Duly Authorized Officer)

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